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EXHIBIT 21.1

SOUTHWEST WATER COMPANY
SUBSIDIARIES OF THE REGISTRANT
As of March 24, 2005

Name of Subsidiary	Tax payer EIN	Jurisdiction of Incorporation	Parent
Suburban Water Systems	95-1371870	California	Southwest Water Company
Water Suppliers Mobile Communication Service	95-2394217	California	Suburban Water Systems
ECO Capistrano Valley, Inc.	03-0509537	California	ECO Resources, Inc.
Inland Pacific Development Company, LLC(1)	33-0885458	California	Southwest Water Company
Master Tek International, Inc.	84-1022702	Colorado	Southwest Water Company
Novus Utilities, Inc.	20-2456847	Delaware	ECO Resources, Inc.
Southwest Water Government Services Company	20-0285028	Delaware	Southwest Water Company
Southwest Resource Management	95-4169558	Delaware	Southwest Water Company
SOCI, Inc.(1)	95-4107357	Delaware	Southwest Water Company
SW Operating Services Co.(1)	95-4107349	Delaware	Southwest Water Company
Operations Technologies, Inc.	58-2206883	Georgia	Southwest Water Company
Tenkiller Utility Company	75-26038253	Oklahoma	Southwest Water Company
New Mexico Utilities	85-0205040	New Mexico	Southwest Water Company
CDC Maintenance, Inc.	35-2162891	Texas	Southwest Water Company
ECO Resources, Inc.	74-1800544	Texas	Southwest Water Company
Southwest Environmental Laboratories, Inc.	76-0155825	Texas	ECO Resources, Inc.
Wastewater Rehabilitation, Inc.	74-2894610	Texas	Southwest Water Company
SW Utility Company	76-0332193	Texas	Southwest Water Company
Southwest Water Services Group Houston, Inc.	20-2043415	Texas	Southwest Water Company
Windermere Utility Company	74-2371831	Texas	Southwest Water Company
Hornsby Bend Utility Company	74-2385749	Texas	Southwest Water Company
Monarch Utilities, Inc.	75-2597931	Texas	Southwest Water Company
Aqua Services LP	76-0550054	Texas	Southwest Water Company
Lab—tech Corporation	76-0241521	Texas	Southwest Water Company
METRO-H2O Utilities, Inc.	91-2118765	Texas	Southwest Water Company

        All above listed subsidiaries have been included in the Registrant's consolidated financial statements.

(1)
Inactive

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SOUTHWEST WATER COMPANY SUBSIDIARIES OF THE REGISTRANT As of March 24, 2005